Execution Version

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT

July 20, 2012

Reference is made to that certain Second Amended and Restated Credit Agreement (as the same has been, and may hereafter be, amended, restated and supplemented from time to time, the “Credit Agreement”) dated as of November 24, 2010, among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Issuing Bank (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, the Borrower has requested that the Lenders, the Administrative Agent, the Swingline Lender and the Issuing Bank amend certain provisions of the Credit Agreement, and such parties are willing to so amend such provisions on the terms and conditions set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.	Amendments to Section 1.01.

(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Loan Documents” means this Agreement, the Guaranties, the Collateral Documents, the Promissory Notes, the Letters of Credit, any Letter of Credit applications, the Intercreditor Agreement and any other document executed in connection herewith now or hereafter, as any of the foregoing may hereafter be amended, supplemented, modified, renewed or extended.
“Permitted Repurchases” means, for any twelve-month period, the sum of (a) proceeds from the exercise of stock options and (b) Permitted Basket Repurchases, in each case to the extent consummated during such twelve-month period.
(b)    Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:
“Aggregate Net Loss” shall mean, at any time, the sum of the Net Income for each fiscal quarter (beginning with the fiscal quarter ending December 31, 2011) ended prior to the applicable date of determination in which Net Income was negative; provided that, for purposes of this definition, any extraordinary gains or losses and any gains or losses attributable to writeups or writedowns of assets shall be deducted from or added back to (as the case may

be) Net Income to the extent otherwise included in the calculation thereof.
“Aggregate Positive Net Income” shall mean, at any time, the sum of the Net Income for each fiscal quarter (beginning with the fiscal quarter ending December 31, 2011) ended prior to the applicable date of determination in which Net Income was positive; provided that, for purposes of this definition, any extraordinary gains or losses and any gains or losses attributable to writeups or writedowns of assets shall be deducted from or added back to (as the case may be) Net Income to the extent otherwise included in the calculation thereof.
“First Amendment Effective Date” shall mean July 20, 2012.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of July 20, 2012 by and among the Borrower, Sponsor Bank and the Administrative Agent.
“Merchant” shall have the meaning set forth in the Merchant Financial Services Agreement.
“Merchant Agreement” shall have the meaning set forth in the Merchant Financial Services Agreement.
“Merchant Financial Services Agreement” shall mean that certain Merchant Financial Services Agreement dated as of February 8, 2012 by and between the Borrower and the Sponsor Bank.
“Merchant Receivables” shall mean all accounts (as such term is defined in the UCC), payment intangibles (as such term is defined in the UCC) and other amounts owed to the Borrower by the Merchants pursuant to the Merchant Agreements.
“Permitted Basket Repurchases” shall mean repurchases of Equity Interests by Borrower in an amount not to exceed (i) $25,000,000 in the aggregate over the life of the Loans and (ii) in addition to such $25,000,000, if positive, the sum of (a) 50% of Aggregate Positive Net Income minus (b) 100% of Aggregate Net Loss, in each case as of the most recently ended fiscal quarter for which Borrower has delivered financial statements pursuant to clause (a) or (b) of Section 5.01; provided that no repurchase of Equity Interests shall be deemed to be a Permitted Basket Repurchase at any time unless (x) no Default or Event of Default shall exist both before and immediately after giving effect to such Permitted Basket Repurchase and (y) after giving effect to such Permitted Basket Repurchase, the Total Leverage Ratio shall be less than or equal to 2.25 to 1.00 at such time.
“Sponsor Bank” shall mean Wells Fargo Bank, National Association, in its capacity as the lender and sponsor bank under the Sponsor Facility Agreement.
“Sponsor Facility Agreement” shall mean that certain Uncommitted Revolving Line of Credit Agreement dated as of July 20, 2012 among the Sponsor Bank and the Borrower, as in effect on the date hereof or amended to the extent such amendments are made in accordance with the Intercreditor Agreement.
“Subordinated Sponsor Guaranty” means the Guarantee of Indebtedness under the Sponsor

Facility Agreement by the Guarantors which Guarantee shall be subordinated to the Guarantee of the Obligations by the Guarantors.

SECTION 2.	Amendments to Article II.

(a)    Section 2.08(d) of the Credit Agreement is hereby amended by amending and restating clause (ii) thereof in its entirety to read as follows:
“(ii) no such increase shall result in the Total Revolving Credit Commitment exceeding $150,000,000.”

SECTION 3.	Amendments to Article VI.

(a)    Section 6.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(k)    (i) Indebtedness in respect of advances made to the Borrower and/or its Subsidiaries by sponsoring banks for Interchange Fees (excluding any Indebtedness permitted by clause (ii) of this Section 6.01(k)) and (ii) Indebtedness of the Borrower in respect of advances in an aggregate principal amount not to exceed $125,000,000 at any time outstanding made by Sponsor Bank pursuant to the Sponsor Facility Agreement and the Subordinated Sponsor Guaranty with respect thereto.”
(b)    Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) thereof, (ii) re-numbering clause (e) thereof as clause (f) and (iii) inserting a new clause (e) in place thereof which reads in its entirety as follows:
“(e)    First priority Liens on Merchant Receivables securing advances in an aggregate principal amount not to exceed $125,000,000 at any time outstanding made by Sponsor Bank pursuant to the Sponsor Facility Agreement; and”
(c)    Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.14 which reads in its entirety as follows:
“SECTION 6.14.    General Reserve Account.    The Borrower shall not, and shall not permit any of its Subsidiaries to, deposit into the General Reserve Account (as defined in the Merchant Financial Services Agreement) an amount in excess of $5,000,000 in aggregate during the period commencing on the First Amendment Effective Date and ending on the Maturity Date.”

SECTION 4.	Amendments to Article IX.

(a)    Section 9.02 of the Credit Agreement is hereby amended by inserting a new clause (d) at the end thereof which reads in its entirety as follows:
“(d)    The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to (i) subordinate or release any Lien on any Merchant

Receivables granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Merchant Receivables that is permitted by Section 6.02(e) and (ii) to enter into and perform its obligations under the Intercreditor Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 9.02. In each case as specified in this Section 9.02, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.02.”
(a)    Section 9.04(c) of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof which reads in its entirety as follows:
“Each Participant shall be bound by and subject to the Intercreditor Agreement.”

SECTION 5.	Amendments to Exhibit G.

(a)    Exhibit G of the Credit Agreement is hereby replaced in its entirety by Exhibit G attached hereto.

SECTION 6.	Consent to Subordination.

Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, each Lender (including each Person that becomes a Lender after the date hereof pursuant to Section 2.08(d) or Section 9.04 of the Credit Agreement), on behalf of itself and each of its Affiliates party to any Swap Agreement or Cash Management Agreement with any Loan Party, and the Issuing Bank (i) irrevocably authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement and (ii) agrees to be bound by the terms of the Intercreditor Agreement and all amendments, waivers and consents with respect thereto that are made in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.	Representations and Warranties.
To induce the undersigned Lenders to enter into this Amendment, each Loan Party hereby represents and warrants that at the time of and immediately after the occurrence of the Effective Date:
a.the representations and warranties of such Loan Party contained in each Loan Document are true and correct on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date;

b.no Default or Event of Default has occurred and is continuing;
c.this Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability; and
(d)    immediately prior to the Effective Date, there are no existing Permitted Repurchases (as defined prior to giving effect to this Amendment) for purposes of clause (b) of such definition.

SECTION 8.	Effectiveness.
This Amendment shall become effective (the “Effective Date”) when, and only when, the Administrative Agent shall have received the following:
(a)    counterparts of this Amendment duly executed and delivered by (i) the Borrower, (ii) the Guarantors, (iii) each Lender and (iv) the Administrative Agent;
(b)    an executed copy of the Sponsor Facility Agreement, together with copies of such documents related thereto as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent;
(c)    counterparts of an Intercreditor Agreement, in the form of Exhibit A attached hereto (the “Intercreditor Agreement”), duly executed and delivered by the parties thereto;
(d)    payment of an amendment fee in the amount of $150,000, for distribution to the Lenders;
(e)    payment of all costs and expenses described Section 13 below for which invoices have been presented on or before the Effective Date;
(f)    evidence that all governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with this Amendment, the Sponsor Facility Agreement, the Merchant Financial Services Agreement and the performance of the Borrower's and its subsidiaries obligations under the Sponsor Facility Agreement, the Merchant Financial Services Agreement and this Amendment shall have been obtained and be in full force and effect;
(g)    each of the representations and warranties set forth in Section 7 above shall be true and correct on and as of the date hereof; and
(h)    such other certificates, documents and other instruments as the Administrative Agent may reasonably request, all in form and substance reasonably acceptable to the Administrative Agent.

SECTION 9.	Effect of Amendment.
From and after the effectiveness of this Amendment, each reference to “hereof', “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 10.	Confirmation of Loan Documents.
The terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, nothing contained herein shall be deemed (a) except as expressly set forth herein, to constitute a waiver of compliance or consent to noncompliance by the Borrower or any Subsidiary with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) except as expressly set forth herein, to constitute a waiver of compliance or consent to noncompliance by the Borrower or any Subsidiary with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof. The Borrower represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder.

SECTION 11.	Ratification of Guaranty.
Each Guarantor hereby ratifies and confirms its Guaranty and each Guarantor hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. Furthermore, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under its respective Guaranty. Each Guarantor agrees that all references in such Guaranty to either the “Guaranteed Obligations” or the “Guarantied Obligations”, as applicable, shall include, without limitation, all of the obligations of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement, as amended by this Amendment. Finally, each Guarantor hereby represents and warrants that the execution and delivery of this Amendment and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under its respective Guaranty and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against such Guarantor.

SECTION 12.	Governing Law.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 13.	Fees and Expenses.
The Borrower agrees to pay on demand all reasonable out-of-pocket costs and reasonable expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other documents prepared in connection herewith, including, without limitation, the reasonable and invoiced fees and out-of-pocket expenses of external counsel for the Administrative Agent.

SECTION 14.	Counterparts.
This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

SECTION 15.	Headings.
Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 16.	FINAL AGREEMENT.
THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
HEARTLAND PAYMENT SYSTEMS, INC.,
a Delaware corporation, as Borrower

By:    /s/ Charles H.N. Kallenbach
Name:    Charles H.N. Kallenbach
Title:    General Counsel and Secretary

Signature Page to Amendment No. 1

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:    /s/ Goh Siew Tan
Name: Goh Siew Tan
Title: Vice President

Signature Page to Amendment No. 1

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Robert W. Boswell
Name: Robert W. Boswell
Title: Senior Vice President

Signature Page to Amendment No. 1

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Laura H. McAulay
Name: Laura H. McAulay
Title: Senior Vice President

Signature Page to Amendment No. 1

WELLS FARGO BANK, N.A.,
as a Lender

By:    /s/ James T. King
Name: James T. King
Title: Senior Vice President

Signature Page to Amendment No. 1

SUNTRUST BANK,
as a Lender

By:    /s/ David A. Bennett
Name: David A. Bennett
Title: Vice President

Signature Page to Amendment No. 1

Each of the undersigned, as Guarantors, hereby (a) acknowledges this Amendment, and (b) makes the representations, warranties, confirmations and agreements set forth in Sections 7, 10 and 11 of this Amendment.

THE HEARTLAND PAYROLL COMPANY, L.L.C.

By: /s/ Charles H.N. Kallenbach
Name: Charles H.N. Kallenbach
Title: General Counsel and Secretary

DEBITEK, INC.

By: /s/ Charles H.N. Kallenbach
Name: Charles H.N. Kallenbach
Title: General Counsel and Secretary

HEARTLAND ACQUISITION, LLC

By: /s/ Charles H.N. Kallenbach
Name: Charles H.N. Kallenbach
Title: General Counsel and Secretary

Signature Page to Amendment No. 1

Exhibit G

[FORM OF]
COMPLIANCE CERTIFICATE

[Date]
JPMorgan Loan Maintenance
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Attn: Brian Lunger
Tel: 302-634-3103
Fax: 302-634-3301

with a copy to

JPMorgan Chase Bank, N.A.
383 Madison Avenue, Floor 24
New York, NY 10179, United States
Attn: Goh Siew Tan
Tel: 212-622-4575
Fax: 212-270-5127

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement, dated as of November 24, 2010 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein and on the attached Schedule I as therein defined), among Heartland Payment Systems, Inc. (“Borrower”), the lending and other financial institutions from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders.

This Certificate is furnished pursuant to Section 5.01(c) of the Credit Agreement. Together herewith Borrower is furnishing to Administrative Agent and each Lender the *[audited/unaudited] consolidated financial statements of Borrower and its Subsidiaries (the “Financial Statements”) as at [____________] (the “Reporting Date”). Borrower hereby represents, warrants and acknowledges to Administrative Agent and each Lender that:

(a)the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is a Financial Officer of Borrower;

(b)the Financial Statements are accurate and complete and satisfy the requirements of the Credit Agreement;

(c)attached hereto as Schedule I is a schedule of calculations showing Borrower's *[pro forma] compliance as of the Reporting Date with the requirements of Sections 6.09 and 6.10 of the Credit Agreement *[and/or Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Credit Agreement];

(d)on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.02 of the Credit Agreement, and no Default or Event of Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) or Event(s) of Default under Section(s) ____________ of the Credit Agreement, which *[is/are] more fully described on a schedule attached hereto]; and

(e)no change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement *[, except [specify any such change and the effect on the Financial Statements]].

(f)on the Reporting Date, the aggregate amount of Merchant Receivables was $_______.

(g)on the Reporting Date, the aggregate principal amount of outstanding Indebtedness owing to Sponsor Bank under the Sponsor Facility was $_______.

The officer of Borrower signing this instrument hereby certifies that [he][she] has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in [his][her] opinion necessary to enable [him][her] to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of [his][her] knowledge, such representations, warranties and acknowledgments are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.

Heartland Payment Systems, Inc.

By:______________________________________
Name:
Title:

Schedule I

1.	Section 6.09 of the Credit Agreement. Total Leverage Ratio.

(a)	Funded Debt of Borrower and its Subsidiaries as of the Reporting Date:
$____________________ (as calculated under item 4(h) below)

(b)	EBITDA of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:
$____________________ (as calculated under item 3(d) below)

(c)	the quotient of item 1(a) divided by item 1(b): ________________________

Borrower will not permit the Leverage Ratio (as calculated under item 1(c) above) as at the Reporting Date to be greater than 2.5 to 1.0.

Compliance: ___________ yes        _____________ no

2.    Section 6.10 of the Credit Agreement. Fixed Charge Coverage Ratio.

(a)(i)	EBITDA of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:
$___________________ (as calculated under item 3(d) below)

(a)(ii)	all Capital Expenditures of Borrower and its Subsidiaries during the period of the four consecutive fiscal quarters ended on the Reporting Date:
$___________________

(a)(iii)	all Dividends paid by the Borrower for the period of the four consecutive fiscal quarters ended on the Reporting Date:
$___________________

(a)(iv) the net amount paid by Borrower with respect to any repurchases of its Equity Interests (excluding Permitted Repurchases) for the period of the four consecutive fiscal quarters ended on the Reporting Date:

(a)(v)	the sum of item 2(a)(i) minus item 2(a)(ii) minus item 2(a)(iii) minus item 2(a)(iv):
$___________________

(b)(i)	all cash Interest Expense of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:
$___________________

(b)(ii)
all scheduled principal payments in respect of any Indebtedness (excluding any amounts owed by the Borrower or its Subsidiaries to sponsoring banks for advances of Interchange Fees to merchants in the ordinary course of business) for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$___________________

(b)(iii)	all payments in respect of Taxes for the period of the four consecutive fiscal quarters ended on the Reporting Date:

(b)(iv)	the sum of item 2(b)(i) plus item 2(b)(ii) plus item 2(b)(iii):
$____________________

(c)	the quotient of item 2(a)(vi) divided by item 2(b)(iv): ________________________

Borrower will not permit the Fixed Charge Coverage Ratio (as calculated under item 3(c) above) as at the Reporting Date to be less than 1.35 to 1.0.

Compliance: ___________ yes        _____________ no

3.	EBITDA of Borrower and its Subsidiaries for period of the four consecutive fiscal quarters most recently ended.

(a)	Net Income of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:
$____________________

(b)(i)	without duplication and to the extent deducted in computing item 3(a) above, all Interest Expense for such period:
$____________________

(b)(ii)	without duplication and to the extent deducted in computing item 3(a) above, all Taxes of Borrower and its Subsidiaries for such period (net of tax refunds):
$____________________

(b)(iii)	without duplication and to the extent deducted in computing item 3(a) above, all FAS 123R expenses for such period:
$____________________

(b)(iv)	without duplication and to the extent deducted in computing item 3(a) above, all depreciation and amortization expenses of Borrower and its Subsidiaries for such period:
$____________________

(b)(v)
without duplication and to the extent deducted in computing item 3(a) above, all charges related to the Data Security Breach of 2008, in an aggregate amount during the term of the Credit Agreement not to exceed $25,000,000:

$____________________

(b)(vi)
without duplication and to the extent deducted in computing item 3(a) above, expenses incurred in connection with the refinancing contemplated by the Credit Agreement in an amount not to exceed $1,000,000 in the aggregate during the term of the Credit Agreement:

$____________________

(b)(vii)	without duplication and to the extent deducted in computing item 3(a) above, extraordinary losses not related to the Data Security Breach of 2008:
$____________________

(b)(viii)
without duplication and to the extent deducted in computing item 3(a) above, charges related to the Data Security Breach of 2008 that have been incurred and paid during any period of time prior to the Effective Date in an aggregate amount not to exceed $200,000,000:

$____________________

(c)(i)	without duplication and to the extent included in computing item 3(a) above, any extraordinary gains of Borrower and its Subsidiaries for such period.

(c)(ii)	without duplication and to the extent deducted in computing item 3(a) above, Customer Acquisition Costs:
$____________________

(d)
the sum of item 3(a) plus item 3(b)(i) plus item 3(b)(ii) plus item 3(b)(iii) plus item 3(b)(iv) plus item 3(b)(v) plus item 3(b)(vi) plus item 3(b)(vii) plus item 3(b)(viii) minus item 3(c)(i) minus item 3(c)(ii):

$____________________

4.	Funded Debt of Borrower and its Subsidiaries as of the Reporting Date.

(a)
all obligations of Borrower and its Subsidiaries as of the Reporting Date for borrowed money and all obligations of Borrower and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including the aggregate principal amount of all Loans outstanding on such date):

$____________________

(b)
all direct or contingent obligations of Borrower and its Subsidiaries as of the Reporting Date arising under standby letters of credit (including the aggregate principal amount of drawings under Letters of Credit issued under the Credit Agreement which have not been reimbursed pursuant to Section 2.05 thereof):

$____________________

(c)	all Earn-Out Obligations as of the Reporting Date:
$____________________

(d)	all obligations of Borrower and its Subsidiaries as of the Reporting Date in respect of Capital Lease Obligations:
$____________________

(e)
all obligations of Borrower and its Subsidiaries as of the Reporting Date to pay the deferred purchase price of property or services (but excluding current accounts payable arising in the ordinary course of business which are not more than 90 days past due the original due date):

$____________________

(f)
all obligations of Borrower and its Subsidiaries as of the Reporting Date secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being purchased by Borrower or any of the Subsidiaries (including obligations arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by Borrower or any of its Subsidiaries or is limited in recourse provided, that for the purposes of (f) hereof, the amount of such Funded Debt shall be limited to the greater of (1) the amount of such Funded Debt as to which there is recourse to such Person and (2) the fair market value of the property which is subject to such Lien. Notwithstanding anything to the contrary above, any amounts owed by the Borrower or its Subsidiaries to sponsoring banks for advances of Interchange Fees to merchants in the ordinary course of business shall not constitute “Funded Debt”:
$____________________

(g)	all amounts due to sponsoring banks for advances of interchange fees to Borrower or owned by a Subsidiary to the Borrower:
$____________________

(h)	the sum of item 4(a) plus item 4(b) plus item 4(c) plus item 4(d) plus item 4(e) plus item 4(f) minus item 4(g):
$____________________